Exhibit 99.1

News and Information

Thomas J. Fitzgerald	Mark A. Rozelle
Media Relations	Investor Relations
(203) 817-3549	(203) 817-3520
UST POSTS RECORD VOLUME, SALES AND E.P.S. FOR THE FOURTH QUARTER
AND FULL YEAR 2007 BEHIND STRONG FUNDAMENTALS
Fourth Quarter 2007
•	Net sales $532.9 million, +9.7% vs. year ago

•	Diluted earnings per share $.89, +4.7% vs. year ago

•	Adjusted diluted earnings per share $.95, +9.2% vs. year ago (see table)

•	Total Moist Smokeless Tobacco net can volume +7.3% and premium +5.9% vs. year ago

•	Moist Smokeless Tobacco category +7.1% vs. year ago (26 weeks ended Dec. 1, 2007)

•	Ste. Michelle Wine Estates net sales +30.5% and operating profit +48.6% vs. year ago
Year 2007
•	Net sales $1,951 million, +5.4% vs. year ago

•	Diluted earnings per share $3.27, +4.8% vs. year ago

•	Adjusted diluted earnings per share $3.46, +8.5% vs. year ago (see table)

•	Total Moist Smokeless Tobacco net can volume +4.2% and premium +2.9% vs. year ago

•	Ste. Michelle Wine Estates net sales +25.4% and operating profit +35.9% vs. year ago
STAMFORD, Conn., Jan. 24, 2008 – UST Inc. (NYSE: UST) today reported that the company exceeded its previous diluted earnings per share guidance by 4 cents and that it delivered record volume, sales and earnings per share for the fourth quarter and year 2007 based on strong fundamentals in its core businesses, smokeless tobacco and wine.
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“We began the year with a commitment to build on the momentum we started gaining in 2006. The goal was to accelerate profitable volume growth while at the same time, deliver a 10 percent shareholder return by using more of the tools in our toolbox to grow earnings,” said Murray S. Kessler, chairman and chief executive officer. “I believe our underlying results, which ultimately delivered a 13 percent shareholder return, are the best demonstration of just how effective the plan was and how well the UST team executed it.”
Consolidated Results
For the fourth quarter ended Dec. 31, 2007, net sales increased 9.7 percent to a record $532.9 million, operating income increased 4.1 percent to $229.8 million, net earnings increased 1.4 percent to $139.2 million, and diluted earnings per share increased 4.7 percent to $.89 versus the prior year period.
Fourth quarter 2007 and 2006 results included restructuring charges related to Project Momentum and antitrust litigation settlement charges. Combined, these items totaled $13.6 million before income taxes in 2007 and $5.2 million in 2006, and adversely impacted diluted earnings per share by $.06 and $.02, respectively. During the fourth quarter 2007, the company resolved two of the last remaining Conwood derivative litigation cases.
Adjusting for these items in each year, underlying fourth quarter 2007 operating income increased 7.7 percent to $243.4 million, net earnings increased 5.2 percent to $147.9 million and diluted earnings per share increased 9.2 percent to $.95, as indicated in the attached reconciliation table.
The 9.2 percent increase in fourth quarter 2007 adjusted diluted earnings per share was driven by moist smokeless tobacco net can volume growth, which benefited from an extra billing day versus the year ago period, strong results for wine operations, Project Momentum cost savings, and a reduction in shares outstanding as a result of the company’s share repurchase program.
Separately, during the quarter the company accelerated its investment in share repurchases, spending $348 million to acquire 6.3 million shares.
For the year ended Dec. 31, 2007, net sales increased 5.4 percent to a record $1,950.8 million, operating income increased 2.3 percent to $853.6 million, net earnings increased 2.9 percent to $520.3 million and diluted earnings per share increased 4.8 percent to a record $3.27.
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For the year, 2007 results included antitrust litigation settlement and restructuring charges, partially offset by a net gain on the sale of the company’s headquarters. These items adversely impacted diluted earnings per share by $.19.
The 2006 total year period included antitrust litigation settlement and restructuring charges, partially offset by income from discontinued operations related to the company’s previously disposed cigar business. These items adversely impacted 2006 diluted earnings per share by $.07.
Adjusting for these items in each year, underlying total year 2007 operating income increased 5.2 percent to $903.1 million, net earnings increased 6.6 percent to $551.7 million and diluted earnings per share increased 8.5 percent to $3.46, as indicated in the attached reconciliation table.
For the year 2007, the company repurchased 11 million shares at a cost of $598 million, three times the original guidance given at the beginning of the year. In addition, the company paid out $378 million in dividends, generating a 4.4 percent average dividend yield. This yield, combined with underlying diluted earnings per share growth, resulted in a total shareholder return of approximately 13 percent.
Smokeless Tobacco Segment
Fourth quarter 2007 net sales increased 4.2 percent to $396.1 million and operating profit was stable at $207.9 million versus the prior year period. As shown in the reconciliation table, adjusted operating profit increased 4.0 percent to $221.1 million.
In the quarter, total moist smokeless tobacco net can volume increased 7.3 percent to 168.8 million, with premium increasing 5.9 percent to 142.0 million and price value increasing 14.9 percent to 26.8 million, versus the prior year period.
The fourth quarter 2007 reported volume benefited from an extra billing day on Monday, Dec. 31 versus 2006. The company’s smokeless tobacco products are dated for freshness and are shipped each week to arrive on Mondays, at which point revenue is recognized. This benefit was partially offset by lower shipments in the military channel primarily related to a one-time supply chain disruption. Net of these two factors, which totaled approximately 7 million cans and of which the majority were premium, total net can volume increased 2.7 percent and premium increased 1.3 percent versus the prior year period.
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The company attributes continued strong can volume growth to ongoing initiatives to grow the category by converting adult smokers to smokeless tobacco, investment in premium brand-building programs, more effective participation in the price value segment and continued successful new product introductions.
“We are very pleased that for the year our premium brands delivered consistent volume growth above our original expectations,” said Daniel W. Butler, president, U.S. Smokeless Tobacco Company. “Our powerful Copenhagen and Skoal brands remain responsive to investment and resilient to competition. We will further increase the focus on building our brands in 2008 in order to sustain our growth and leadership position in the moist smokeless tobacco category.”
Another indication of U.S. Smokeless Tobacco Company’s consistent volume growth is reflected in its Retail Account Data Share & Volume Tracking System (RAD-SVT). For the 26-week period ended Dec. 1, 2007, USSTC total shipments increased 3.5 percent versus year ago, in a category that increased 7.1 percent. As a result, USSTC’s total share of 59.9 percent declined 2.1 percentage points versus the prior year period. Despite USSTC volume continuing to grow at the same level as the previously reported 26-week period, sequential share declined 1.1 percentage points. USSTC’s premium brands grew 2.2 percent, outpacing the premium segment which grew 1.7 percent. USSTC’s price value shipments increased 10.9 percent, while the total price value segment increased 14.7 percent. RAD-SVT data is unaffected by changes in billing days and does not include military shipments (See supplemental schedule for information about RAD-SVT data).
For the twelve-month period ended Dec. 31, 2007, net sales increased 1.6 percent to $1,546.6 million, operating profit decreased 11.1 percent to $715.7 million and adjusted operating profit increased 4.2 percent to $861.0 million versus the prior-year period. Total net can volume of 659.0 million increased by 26.3 million cans or 4.2 percent, with premium up 2.9 percent and price value up 11.9 percent. Excluding the extra billing day and the impact of military sales on volume, total USSTC can volume increased 3.1 percent and premium increased 1.8 percent for the full year.
Wine Segment
In the fourth quarter 2007, net sales for Ste. Michelle Wine Estates increased 30.5 percent to $123.4 million as total premium case volume increased 20.2 percent to 1.8 million. Strong growth was driven by all major brands, especially Chateau Ste. Michelle, Antinori, Erath and the recently acquired Stag’s Leap Wine Cellars. Net sales growth, improved product mix and a state excise tax refund that benefited the quarter by $4.8 million, led to a 48.6 percent increase in operating profit to $24.8 million.
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“The strong results for the year are a great indication that our ‘string of pearls’ strategy is working,” said Theodor P. Baseler, president, Ste. Michelle Wine Estates. “With top-rated wineries and powerful brands, Ste. Michelle Wine Estates remains the fastest growing top-10 wine company in the United States.”
For the year ended Dec. 31, 2007, net sales increased 25.4 percent to a record $354.0 million on a 17 percent increase in premium case volume versus the corresponding 2006 period. Operating profit advanced 35.9 percent to a record $59.9 million.
Outlook
For 2008, diluted earnings per share are targeted at $3.65, with a range of $3.60 to $3.70. Guidance for 2008 excludes any additional restructuring charges associated with Project Momentum, as management is not able to make a determination of the estimated amounts or range of amounts, to be incurred.
Consolidated Diluted E.P.S.

	Full Year
	2008 Estimate	2007 Actual	% Change
GAAP diluted E.P.S.	$3.65	$3.27	+11.6

Other items (net of taxes):
Antitrust litigation	—	.54	—
Restructuring charges	—	.04	—
Impact of sale of corporate headquarters, net	—	(.39)	—

Adj. non-GAAP diluted E.P.S.	$3.65	$3.46	+5.5
The 2008 guidance is consistent with the company’s long-term goal of providing an average annual shareholder return of 10 percent, including diluted earnings per share growth and a strong dividend. Strong fundamentals in both the Smokeless Tobacco and Wine segments, coupled with the Project Momentum cost savings initiative, provide confidence that this goal can be achieved, while at the same time allowing for investment to continue enhancing the company’s performance in vibrant and growing categories.
A conference call is scheduled for 9 a.m. Eastern Time today to discuss these results. To listen to the call, please visit www.ustinc.com.
A 14-day playback is available by calling (888) 286-8010 or (617) 801-6888, code #80433581 or by visiting the website.
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UST Inc. is a holding company for its principal subsidiaries: U.S. Smokeless Tobacco Company and Ste. Michelle Wine Estates. U.S. Smokeless Tobacco Company is the leading producer and marketer of moist smokeless tobacco products including Copenhagen, Skoal, Red Seal and Husky. Ste. Michelle Wine Estates produces and markets premium wines sold nationally under 15 different labels including Chateau Ste. Michelle, Columbia Crest, Stag’s Leap Wine Cellars and Erath, as well as exclusively distributes and markets Antinori products in the United States.
All statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company’s future performance and financial results are subject to a variety of risks and uncertainties that could cause actual results and outcomes to differ materially from those described in any forward-looking statement made by the company. These risks and uncertainties include uncertainties associated with ongoing and future litigation relating to product liability, antitrust and other matters and legal and other regulatory initiatives; federal and state legislation, including actual and potential excise tax increases, and marketing restrictions relating to matters such as adult sampling, minimum age of purchase, self service displays and flavors; competition from other companies, including any new entrants in the marketplace; wholesaler ordering patterns; consumer preferences, including those relating to premium and price value brands and receptiveness to new product introductions and marketing and other promotional programs; the cost of tobacco leaf and other raw materials; conditions in capital markets, including the market price per share of the company’s common stock and its impact on the number of shares repurchased; and other factors described in this press release and in the company’s Annual Report on Form 10-K for the year ended December 31, 2006. Forward-looking statements made by the company are based on its knowledge of its businesses and the environment in which it operates as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond the control of the company which can affect forward-looking statements, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company undertakes no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
(CONSOLIDATED UNAUDITED RESULTS ARE ATTACHED)
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UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Fourth Quarter
	2007	2006	% Change
Net sales	$532,895	$485,721	+ 9.7

Costs and expenses
Cost of products sold	155,604	133,609	+ 16.5
Selling, advertising and administrative	133,920	126,194	+ 6.1
Restructuring charges	1,699	4,502	—
Antitrust litigation	11,853	675	—

Total costs and expenses	303,076	264,980	+ 14.4

Operating income	229,819	220,741	+ 4.1
Interest, net	13,162	9,567	+ 37.6

Earnings before income taxes	216,657	211,174	+ 2.6
Income tax expense	77,468	73,971	+ 4.7

Net earnings	$139,189	$137,203	+ 1.4

Net earnings per share:
Basic	$.90	$.86	+ 4.7
Diluted	$.89	$.85	+ 4.7

Dividends per share	$.60	$.57	+ 5.3

Average number of shares:
Basic	154,288	160,275
Diluted	155,613	162,062

UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Year ended Dec. 31,
	2007	2006	% Change
Net sales	$1,950,779	$1,850,911	+ 5.4

Costs and expenses
Cost of products sold	524,575	466,088	+ 12.5
Selling, advertising and administrative	529,795	525,990	+ 0.7
Restructuring charges	10,804	21,997	—
Antitrust litigation	137,111	2,025	—

Total costs and expenses	1,202,285	1,016,100	+ 18.3
Gain on sale of corporate headquarters	105,143	—	—

Operating income	853,637	834,811	+ 2.3
Interest, net	40,600	41,785	- 2.8

Earnings from continuing operations before income taxes	813,037	793,026	+ 2.5
Income tax expense	292,764	291,060	+ 0.6

Earnings from continuing operations	520,273	501,966	+ 3.6
Income from discontinued operations, including income tax effect	—	3,890	—

Net earnings	$520,273	$505,856	+ 2.9

Net earnings per basic share:
Earnings from continuing operations	$3.30	$3.13	+ 5.4
Income from discontinued operations	—	.02	—

Net earnings per basic share	$3.30	$3.15	+ 4.8

Net earnings per diluted share:
Earnings from continuing operations	$3.27	$3.10	+ 5.5
Income from discontinued operations	—	.02	—

Net earnings per diluted share	$3.27	$3.12	+ 4.8

Dividends per share	$2.40	$2.28	+ 5.3

Average number of shares:
Basic	157,854	160,772
Diluted	159,295	162,280

UST
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in thousands)

	December 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,161	$254,393
Short-term investments	—	20,000
Accounts receivable	60,318	52,501
Inventories:
Leaf tobacco	202,137	201,035
Products in process	258,814	233,741
Finished goods	163,247	145,820
Other materials and supplies	22,365	20,662

Total inventories	646,563	601,258
Deferred income taxes	26,737	11,370
Income taxes receivable	8,663	—
Assets held for sale	—	31,452
Prepaid expenses and other current assets	30,296	27,136

Total current assets	819,738	998,110
Property, plant and equipment, net	505,101	389,810
Deferred income taxes	35,972	26,239
Goodwill	28,304	6,547
Intangible assets	56,221	4,723
Other assets	15,206	14,919

Total assets	$1,460,542	$1,440,348

Liabilities and Stockholders’ (deficit) equity:
Current liabilities:
Accounts payable and accrued expenses	$298,278	$268,254
Income taxes payable	—	18,896
Litigation liability	75,360	12,927

Total current liabilities	373,638	300,077
Long-term debt	1,090,000	840,000
Postretirement benefits other than pensions	81,668	86,413
Pensions	150,318	142,424
Income taxes payable	38,510	—
Other liabilities	18,610	5,608

Total liabilities	1,752,744	1,374,522

Contingencies
Minority interest and put arrangement	28,000	—

Stockholders’ (deficit) equity:
Capital stock(1)	105,635	104,956
Additional paid-in capital	1,096,923	1,036,237
Retained earnings	773,829	635,272
Accumulated other comprehensive loss	(45,083)	(56,871)

	1,931,304	1,719,594
Less treasury stock — 60,322,966 shares in 2007 and 49,319,673 shares in 2006	2,251,506	1,653,768

Total stockholders’ (deficit) equity	(320,202)	65,826

Total liabilities and stockholders’ (deficit) equity	$1,460,542	$1,440,348

(1)	Common Stock par value $.50 per share: Authorized — 600 million shares; issued — 211,269,622 shares in 2007 and 209,912,510 shares in 2006. Preferred Stock par value $.10 per share: Authorized — 10 million shares; Issued — None.

UST
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Year ended Dec. 31,
	2007	2006
Operating Activities:

Net earnings	$520,273	$505,856
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	46,622	45,839
Share-based compensation expense	11,784	10,403
Excess tax benefits from share-based compensation	(9,035)	(9,863)
Gain on sale of corporate headquarters building	(105,143)	—
(Gain) loss on disposition of property, plant and equipment	576	(327)
Amortization of imputed rent on corporate headquarters building	6,740	—
Deferred income taxes	(16,146)	(16,922)
Changes in operating assets and liabilities:
Accounts receivable	(2,153)	1,685
Inventories	(5,517)	(15,780)
Prepaid expenses and other assets	(1,002)	14,703
Accounts payable, accrued expenses, pensions and other liabilities	52,112	40,541
Income taxes	4,645	22,945
Litigation liability	62,433	(2,224)

Net cash provided by operating activities	566,189	596,856

Investing Activities:

Short-term investments, net	20,000	(10,000)
Purchases of property, plant and equipment	(82,256)	(37,044)
Proceeds from dispositions of property, plant and equipment	130,725	6,179
Acquisition of business	(155,197)	(10,578)
Loan to minority interest holder	(27,096)	—
Minority interest holder loan payment	27,096	—
Investment in joint venture	(425)	(3,620)

Net cash used in investing activities	(87,153)	(55,063)

Financing Activities:

Repayment of debt	(7,095)	—
Proceeds from credit facility borrowings	250,000	—
Excess tax benefits from share-based compensation	9,035	9,863
Proceeds from the issuance of stock	37,855	68,214
Dividends paid	(378,325)	(367,499)
Stock repurchased	(597,738)	(200,003)

Net cash used in financing activities	(686,268)	(489,425)

(Decrease) increase in cash and cash equivalents	(207,232)	52,368
Cash and cash equivalents at beginning of year	254,393	202,025

Cash and cash equivalents at end of period	$47,161	$254,393

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
The adjusted non-GAAP financial measures used in this press release exclude the impact of the net gain on the sale of the company’s corporate headquarters, restructuring charges associated with the Project Momentum cost savings initiative and antitrust litigation charges. The “gain on the sale of corporate headquarters, net” reflects the net impact of the gain recorded on the sale and the amortization of the short-term imputed rent on the property, which was recognized through Sept. 2007 when the company relocated its headquarters. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company believes that these non-GAAP financial measures are helpful in assessing ongoing and forecasted operating results. In addition, these non-GAAP financial measures facilitate the company’s internal comparisons to historical operating results and comparisons to competitors’ operating results. The company has included these non-GAAP financial measures in this press release because it believes such measures allow for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided on the following pages.

Fourth Quarter
Consolidated Operating Income

	Fourth Quarter
	2007	2006	% Change
GAAP operating income	$229,819	$220,741	+4.1

Other items:
Antitrust litigation	11,853	675	—
Restructuring charges	1,699	4,502	—

Adj. non-GAAP operating income	$243,371	$225,918	+7.7
Consolidated Net Earnings

	Fourth Quarter
	2007	2006	% Change
GAAP net earnings	$139,189	$137,203	+1.4

Other items (net of taxes):
Antitrust litigation	7,616	439	—
Restructuring charges	1,092	2,926	—

Adj. non-GAAP net earnings	$147,897	$140,568	+5.2
Consolidated Diluted E.P.S.

	Fourth Quarter
	2007	2006	% Change
GAAP diluted E.P.S.	$.89	$.85	+4.7

Other items (net of taxes):
Antitrust litigation	.05	—	—
Restructuring charges	.01	.02	—

Adj. non-GAAP diluted E.P.S.	$.95	$.87	+9.2
Smokeless Tobacco Segment Operating Profit

	Fourth Quarter
	2007	2006	% Change
GAAP operating profit	$207,878	$207,835	—

Other items:
Antitrust litigation	11,853	675	—
Restructuring charges	1,341	4,097	—

Adj. non-GAAP operating profit	$221,072	$212,607	+4.0

Twelve Months
Consolidated Operating Income

	Year ended Dec. 31,
	2007	2006	% Change
GAAP operating income	$853,637	$834,811	+2.3

Other items:
Antitrust litigation	137,111	2,025	—
Restructuring charges	10,804	21,997	—
Impact of sale of corporate headquarters, net	(98,403)	—	—

Adj. non-GAAP operating income	$903,149	$858,833	+5.2
Consolidated Net Earnings

	Year ended Dec. 31,
	2007	2006	% Change
GAAP net earnings	$520,273	$505,856	+2.9
Income from discontinued operations	—	(3,890)	—

GAAP net earnings from continuing operations	520,273	501,966	+3.6

Other items (net of taxes):
Antitrust litigation	87,386	1,292	—
Restructuring charges	6,910	14,034	—
Impact of sale of corporate headquarters, net	(62,890)	—	—

Adj. non-GAAP net earnings	$551,679	$517,292	+6.6
Consolidated Diluted E.P.S.

	Year ended Dec. 31,
	2007	2006	% Change
GAAP diluted E.P.S.	$3.27	$3.12	+4.8
Income from discontinued operations	—	(.02)	—

GAAP diluted E.P.S. from continuing operations	3.27	3.10	+5.5

Other items (net of taxes):
Antitrust litigation	.54	.01	—
Restructuring charges	.04	.08	—
Impact of sale of corporate headquarters, net	(.39)	—	—

Adj. non-GAAP diluted E.P.S.	$3.46	$3.19	+8.5
Smokeless Tobacco Segment Operating Profit

	Year ended Dec. 31,
	2007	2006	% Change
GAAP operating profit	$715,699	$805,130	-11.1

Other items:
Antitrust litigation	137,111	2,025	—
Restructuring charges	8,230	19,542	—

Adj. non-GAAP operating profit	$861,040	$826,697	+4.2

UST
SUPPLEMENTAL SCHEDULE
(Unaudited)

	Fourth Quarter			Year ended Dec. 31,
	2007	2006	% Chg.	2007	2006	% Chg.
Smokeless Tobacco
Net Sales (mil)	$396.1	$380.0	+4.2	$1,546.6	$1,522.7	+1.6
Adj. Non-GAAP Oper. Profit (mil)	$221.1	$212.6	+4.0	$861.0	$826.7	+4.2

MST Net Can Sales
Premium (mil)	142.0	134.0	+5.9	556.9	541.4	+2.9
Price Value (mil)	26.8	23.4	+14.9	102.1	91.3	+11.9
Total (mil)	168.8	157.4	+7.3	659.0	632.7	+4.2

	Volume %		Point
MST Share Data	Chg. vs.		Chg. vs.
RAD-SVT 26 wks ended 12/1/07(1)	YAGO	Share	YAGO
Total Category	+7.1%
Total Premium Segment	+1.7%	55.1%	-3.0 pts
Total Value Segments	+14.7%	44.7%	+3.0 pts

USSTC Share of Total Category	+ 3.5%	59.9%	-2.1 pts
USSTC Share of Premium Segment	+2.2%	90.9%	+0.5 pts
USSTC Share of Value Segments	+10.9%	21.9%	-0.8 pts

(1)	RAD-SVT — Retail Account Data Share & Volume Tracking System. RAD-SVT information is being provided as an indication of current domestic moist smokeless tobacco industry trends from wholesale to retail and is not intended as a basis for measuring the company’s financial performance. This information can vary significantly from the company’s actual results due to the fact that the company reports net shipments to wholesale, while RAD-SVT measures shipments from wholesale to retail, the difference in time periods measured, as well as new product introductions and promotions.

	Fourth Quarter			Year ended Dec. 31,
	2007	2006	% Chg.	2007	2006	% Chg.
Wine
Net Sales (mil)	$123.4	$94.6	+30.5	$354.0	$282.4	+25.4
Operating Profit (mil)	$24.8	$16.7	+48.6	$59.9	$44.1	+35.9
Premium Case Sales (thou)	1,797	1,494	+20.2	5,338	4,563	+17.0

Other
Net Sales (mil)	$13.4	$11.1	+20.1	$50.1	$45.8	+9.4
Operating Profit (mil)	$4.7	$4.0	+18.2	$17.9	$16.0	+12.0